Exhibit 99.1

Strategic Education, Inc. Reports First Quarter 2021 Results

HERNDON, Va.--(BUSINESS WIRE)--April 29, 2021--Strategic Education, Inc. (Strategic Education) (NASDAQ: STRA) today announced financial results for the period ended March 31, 2021.

“We are pleased with the organization’s ongoing commitment to the success of our students and to our mission to enable economic mobility,” said Karl McDonnell, Chief Executive Officer of Strategic Education. “As we continue to navigate through the challenges presented by the COVID-19 pandemic, we are encouraged by continued strength in our Australia/New Zealand and Alternative Learning segments.”

STRATEGIC EDUCATION CONSOLIDATED RESULTS

[Note: Strategic Education’s financial results for any periods ended prior to November 3, 2020 do not include the financial results of the Australia/New Zealand acquisition and are therefore not directly comparable.]

Three Months Ended March 31

  Revenue increased 9.4% to $290.3 million compared to $265.3 million for the same period in 2020. Revenue in 2021 includes the impact of a purchase accounting adjustment of $2.2 million to record acquired contract liabilities at fair value as a result of the acquisition of Torrens University and associated assets in Australia and New Zealand, and foreign currency exchange impact. Adjusted revenue, which is a non-GAAP financial measure and excludes the aforementioned adjustments, increased 9.5% to $290.5 million compared to $265.3 million for the same period in 2020. For more details on non-GAAP financial measures, refer to the information in the Non-GAAP Financial Measures section of this press release.
  Income from operations was $12.0 million or 4.1% of revenue, compared to $44.0 million or 16.6% of revenue for the same period in 2020. Income from operations in 2021 includes the impact of the aforementioned contract liabilities adjustment, $19.4 million of amortization expense related to assets acquired in the merger with Capella Education Company and the acquisition of Torrens University and associated assets in Australia and New Zealand, $1.0 million in expenses associated with the merger with Capella Education Company and the acquisition of Torrens University and associated assets in Australia and New Zealand, $18.3 million of restructuring charges for severance costs and right-of-use lease asset impairment charges, and foreign currency exchange impact. Income from operations in 2020 included $15.4 million of amortization expense related to assets acquired in the merger with Capella Education Company and $3.8 million in expenses associated with the merger with Capella Education Company. Adjusted income from operations was $52.9 million in 2021 compared to $63.1 million for the same period in 2020. The adjusted operating income margin was 18.2% compared to 23.8% for the same period in 2020.
  Net income, which includes the items described above, and also includes income from partnership interests and other investments, certain discrete tax adjustments, and foreign currency exchange impact, was $9.6 million in 2021 compared to $35.2 million for the same period in 2020. Adjusted net income was $37.0 million compared to $46.5 million for the same period in 2020.
  Earnings before interest, taxes, depreciation, and amortization (EBITDA) was $46.6 million in 2021 compared to $69.7 million in 2020. Adjusted EBITDA, which excludes the items described above, as well as amortization expense associated with deferred implementation costs incurred in cloud computing arrangements, and stock-based compensation expense, was $70.6 million compared to $76.5 million for the same period in 2020.
  Diluted earnings per share was $0.40 compared to $1.60 for the same period in 2020. Adjusted diluted earnings per share decreased to $1.53 from $2.11 for the same period in 2020. Diluted weighted average shares outstanding increased to 24,153,000 from 22,071,000 for the same period in 2020, due primarily to new shares issued to facilitate the acquisition of Torrens University and associated assets in Australia and New Zealand.

U.S. Higher Education Segment Highlights

  The U.S. Higher Education segment (USHE) is comprised of Strayer University, including the Jack Welch Management Institute and DevMountain, Capella University, and Hackbright Academy.
  For the first quarter, student enrollment within USHE decreased 7.3% to 89,482 compared to 96,537 for the same period in 2020.
  For the first quarter, FlexPath enrollment was 17% of USHE enrollment compared to 12% for the same period in 2020.
  Revenue decreased 11.3% to $226.5 million in the first quarter of 2021 compared to $255.5 million for the same period in 2020, driven by lower first quarter enrollment and lower revenue-per-student.
  Income from operations decreased to $47.8 million in the first quarter of 2021 from $56.7 million for the same period in 2020. The operating income margin was 21.1%, compared to 22.2% for the same period in 2020.

Alternative Learning Segment Highlights

  The Alternative Learning segment includes Employer Solutions, Workforce Edge, Sophia Learning, and Digital Enablement Partnerships.
  For the first quarter, employer affiliated enrollment was 20.7% of USHE enrollment compared to 17.0% for the same period in 2020.
  Revenue increased 27.9% to $12.5 million in the first quarter of 2021 compared to $9.8 million for the same period in 2020, driven by growth in Sophia Learning subscriptions and employer affiliated enrollment.
  Income from operations decreased to $5.9 million in the first quarter of 2021 from $6.4 million for the same period in 2020, as we continue to invest in the Alternative Learning group. The operating income margin was 47.0%, compared to 65.3% for the same period in 2020.

Australia/New Zealand Segment Highlights

  The Australia/New Zealand segment (ANZ) includes Torrens University, Think Education, and Media Design School.
  For the first quarter, student enrollment within ANZ was 21,469, an increase of 11.9% compared to pro forma enrollment of 19,192 for the same period in 2020.
  Revenue was $51.3 million in the first quarter of 2021, and adjusted revenue was $51.5 million excluding the impact of a purchase accounting adjustment of $2.2 million to record acquired contract liabilities at fair value as a result of the acquisition of Torrens University and associated assets in Australia and New Zealand, and foreign currency exchange impact. On a pro forma basis, revenue was $50.2 million in the first quarter of 2020.
  Loss from operations was $2.9 million in the first quarter of 2021, and the adjusted loss from operations was $0.7 million excluding the impact of a purchase accounting adjustment to record acquired contract liabilities at fair value as a result of the acquisition of Torrens University and associated assets in Australia and New Zealand, and foreign currency exchange impact. On a pro forma basis, income from operations was $2.7 million in the first quarter of 2020.

BALANCE SHEET AND CASH FLOW

At March 31, 2021, Strategic Education had cash, cash equivalents, and marketable securities of $274.0 million, and $141.8 million outstanding under its revolving credit facility. For the first three months of 2021, cash provided by operations was $78.8 million compared to $68.7 million for the same period in 2020. Capital expenditures for the first three months of 2021 were $12.7 million compared to $14.3 million for the same period in 2020. Capital expenditures for 2021 are expected to be $50 million to $55 million.

For the first quarter of 2021, consolidated bad debt expense as a percentage of revenue and adjusted revenue was 3.7%, compared to 4.2% of revenue for the same period in 2020. Net tuition receivable as of March 31, 2021 includes additional reserves to account for projected deterioration in collections performance due to the pandemic.

COMMON STOCK CASH DIVIDEND

Strategic Education announced today that it declared a regular, quarterly cash dividend of $0.60 per share of common stock. This dividend will be paid on June 7, 2021 to shareholders of record as of May 28, 2021.

CONFERENCE CALL WITH MANAGEMENT

Strategic Education will host a conference call to discuss its first quarter 2021 results at 10:00 a.m. (ET) today. To participate in the live call, investors should dial (877) 303-9047 ten minutes prior to the start time. In addition, the call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. An earnings release presentation will also be posted to www.strategiceducation.com in the Investor Relations section prior to the start time of the call. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section.

About Strategic Education, Inc.

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to helping advance economic mobility through higher education. We serve working adult students globally through our core focus areas: 1) U.S. Higher Education, including Strayer University and Capella University, each institutionally accredited, and collectively offer flexible and affordable associate, bachelor’s, master’s, and doctoral programs including the Jack Welch Management Institute at Strayer University, and non-degree web and mobile application development courses through Hackbright Academy and Strayer University’s DevMountain; 2) Alternative Learning, encompassing Employer Solutions, developing and maintaining relationships with large employers; Workforce Edge, a full service, online employee education management platform; Sophia Learning, self-paced general education courses that are ACE-recommended for college credit; and Digital Enablement Partnerships, helping advance capabilities in course development, online delivery, and student support; and 3) Australia/New Zealand, comprised of Torrens University, Think Education, and Media Design School that collectively offer certificate and degree programs in Australia and New Zealand. This portfolio of high quality, innovative, relevant, and affordable programs and institutions helps our students prepare for success in today’s workforce and find a path to bettering their lives.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance and growth opportunities of Strategic Education; Strategic Education’s plans, strategies and prospects; the impact of the current COVID-19 pandemic on Strategic Education’s business and results; and future events and expectations. The statements are based on Strategic Education’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

  the pace of student enrollment;
  Strategic Education’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as other federal laws and regulations, institutional accreditation standards and state regulatory requirements;
  rulemaking by the Department of Education and increased focus by the U.S. Congress on for-profit education institutions;
  competitive factors;
  risks associated with the further spread of COVID-19, including the ultimate impact of COVID-19 on people and economies;
  the impact of regulatory measures or voluntary actions that may be put in place to limit the spread of COVID-19, including restrictions on business operations or social distancing requirements;
  risks associated with the opening of new campuses;
  risks associated with the offering of new educational programs and adapting to other changes;
  risks associated with the acquisition of existing educational institutions, including in the case of Strategic Education’s acquisition of Torrens University and associated assets in Australia and New Zealand, the risk that the benefits of the acquisition may not be fully realized or may take longer to realize than expected, and the risk that the acquisition may not advance Strategic Education’s business strategy and growth strategy;
  risks relating to the timing of regulatory approvals;
  Strategic Education’s ability to implement its growth strategy;
  the risk that the combined company may experience difficulty integrating employees or operations;
  risks associated with the ability of Strategic Education’s students to finance their education in a timely manner;
  general economic and market conditions; and
  additional factors described in Strategic Education’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these risks, uncertainties and assumptions are beyond Strategic Education’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to Strategic Education on the date they are made, and Strategic Education undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	For the three months ended March 31,
	2020	2021
Revenues	$265,302	$290,336
Costs and expenses:
Instructional and support costs	132,936	152,805
General and administration	69,226	86,845
Amortization of intangible assets	15,417	19,407
Merger and integration costs	3,764	1,012
Restructuring costs	—	18,267
Total costs and expenses	221,343	278,336
Income from operations	43,959	12,000
Other income	2,123	2,167
Income before income taxes	46,082	14,167
Provision for income taxes	10,843	4,590
Net income	$35,239	$9,577
Earnings per share:
Basic	$1.62	$0.40
Diluted	$1.60	$0.40
Weighted average shares outstanding:
Basic	21,810	23,974
Diluted	22,071	24,153

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2020	March 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$187,509	$238,290
Marketable securities	7,557	6,455
Tuition receivable, net	50,169	63,469
Income taxes receivable	1,429	—
Other current assets	39,458	44,714
Total current assets	286,122	352,928
Property and equipment, net	158,854	164,277
Right-of-use lease assets	120,687	142,998
Marketable securities, non-current	30,270	29,280
Intangible assets, net	326,420	308,190
Goodwill	1,318,526	1,311,487
Other assets	54,928	60,282
Total assets	$2,295,807	$2,369,442

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$104,742	$97,448
Income taxes payable	—	11,350
Contract liabilities	60,501	108,073
Lease liabilities	34,809	32,886
Total current liabilities	200,052	249,757
Long-term debt	141,823	141,798
Deferred income tax liabilities	53,407	44,264
Lease liabilities, non-current	106,151	152,981
Other long-term liabilities	46,055	44,717
Total liabilities	547,488	633,517
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 24,418,939 and 24,651,205 shares issued and outstanding at December 31, 2020 and March 31, 2021, respectively	244	247
Additional paid-in capital	1,519,549	1,521,145
Accumulated other comprehensive income	48,880	40,064
Retained earnings	179,646	174,469
Total stockholders’ equity	1,748,319	1,735,925
Total liabilities and stockholders’ equity	$2,295,807	$2,369,442

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the three months ended March 31,
	2020	2021
Cash flows from operating activities:
Net income	$35,239	$9,577
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs	83	138
Amortization of investment discount/premium	65	24
Depreciation and amortization	25,733	34,571
Deferred income taxes	(2,108)	(8,898)
Stock-based compensation	3,025	3,900
Impairment of right-of-use lease assets	453	14,388
Changes in assets and liabilities:
Tuition receivable, net	3,553	(13,417)
Other assets	(3,090)	(9,897)
Accounts payable and accrued expenses	(7,028)	(10,276)
Income taxes payable and income taxes receivable	12,314	12,777
Contract liabilities	1,901	46,872
Other long-term liabilities	(1,445)	(978)
Net cash provided by operating activities	68,695	78,781

Cash flows from investing activities:
Purchases of property and equipment	(14,258)	(12,650)
Purchases of marketable securities	(1,863)	—
Proceeds from marketable securities	9,905	1,930
Other investments	(118)	(72)
Net cash used in investing activities	(6,334)	(10,792)

Cash flows from financing activities:
Common dividends paid	(13,327)	(14,778)
Net payments for stock awards	(25,089)	(2,326)
Repurchase of common stock	(247)	—
Net cash used in financing activities	(38,663)	(17,104)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	—	(866)
Net increase in cash, cash equivalents, and restricted cash	23,698	50,019
Cash, cash equivalents, and restricted cash — beginning of period	420,497	202,020
Cash, cash equivalents, and restricted cash — end of period	$444,195	$252,039

STRATEGIC EDUCATION, INC.
UNAUDITED SEGMENT REPORTING
(in thousands)

	For the three months ended March 31,
	2020	2021
Revenues:
U.S. Higher Education	$255,513	$226,547
Australia/New Zealand	—	51,265
Alternative Learning	9,789	12,524
Consolidated revenues	$265,302	$290,336
Income (loss) from operations:
U.S. Higher Education	$56,743	$47,754
Australia/New Zealand	—	(2,949)
Alternative Learning	6,397	5,881
Amortization of intangible assets	(15,417)	(19,407)
Merger and integration costs	(3,764)	(1,012)
Restructuring costs	—	(18,267)
Consolidated income from operations	$43,959	$12,000

Non-GAAP Financial Measures

In our press release and schedules, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP"). We discuss management's reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, total costs and expenses, income from operations, operating margin, income before income taxes, net income, earnings per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information is useful to investors to compare the Company’s results of operation period-over-period. These measures are Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Adjusted Diluted Earnings Per Share (EPS). We define Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) a purchase accounting adjustment to record acquired contract liabilities at fair value as a result of the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, and amortization and depreciation expense related to intangible assets and software assets associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (2) transaction and integration expenses associated with the Company's merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (3) severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring, (4) income recognized from the Company’s investments in partnership interests and other investments, (5) discrete tax adjustments utilizing adjusted effective income tax rates of 28.5% and 29.2% for the three months ended March 31, 2020 and 2021, respectively, and (6) foreign currency exchange impact related to translating foreign currency results at a constant exchange rate of 0.743 Australian Dollars to U.S. Dollars, which is the 2021 budget rate. We define EBITDA as net income before other income, the provision for income taxes, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude stock-based compensation expense, amortization expense associated with deferred implementation costs incurred in cloud computing arrangements, a purchase accounting adjustment to record acquired contract liabilities at fair value, and the amounts in (2), (3) and (6) above. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED REVENUE, ADJUSTED TOTAL COSTS AND EXPENSES, ADJUSTED INCOME FROM
OPERATIONS, ADJUSTED INCOME BEFORE INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED
EPS
(in thousands, except per share data)
		For the three months ended March 31, 2020 Non-GAAP Adjustments
	As Reported (GAAP)	Purchase accounting adjustments(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	Foreign currency adjustments(6)	As Adjusted (Non-GAAP)
Revenues	$265,302	$—	$—	$—	$—	$—	$—	$265,302
Total costs and expenses	$221,343	$(15,417)	$(3,764)	$—	$—	$—	$—	$202,162
Income from operations	$43,959	$15,417	$3,764	$—	$—	$—	$—	$63,140
Operating margin	16.6%							23.8%
Income before income taxes	$46,082	$15,417	$3,764	$—	$(254)	$—	$—	$65,009
Net income	$35,239	$15,417	$3,764	$—	$(254)	$(7,685)	$—	$46,481

Earnings per share:
Diluted	$1.60							$2.11

Weighted average shares outstanding:
Diluted	22,071							22,071

		For the three months ended March 31, 2021 Non-GAAP Adjustments
	As Reported (GAAP)	Purchase accounting adjustments(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	Foreign currency adjustments(6)	As Adjusted (Non-GAAP)
Revenues	$290,336	$2,223	$—	$—	$—	$—	$(2,019)	$290,540
Total costs and expenses	$278,336	$(19,407)	$(1,012)	$(18,267)	$—	$—	$(2,041)	$237,609
Income from operations	$12,000	$21,630	$1,012	$18,267	$—	$—	$22	$52,931
Operating margin	4.1%							18.2%
Income before income taxes	$14,167	$21,630	$1,012	$18,267	$(2,783)	$—	$22	$52,315
Net income	$9,577	$21,630	$1,012	$18,267	$(2,783)	$(10,688)	$22	$37,037

Earnings per share:
Diluted	$0.40							$1.53

Weighted average shares outstanding:
Diluted	24,153							24,153

(1)

Reflects a purchase accounting adjustment to record acquired contract liabilities at fair value as a result of the Company's acquisition of Torrens University and associated assets in Australia and New Zealand, and amortization and depreciation expense of intangible assets and software assets acquired through the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.

(2)

Reflects transaction and integration expenses associated with the Company's merger with Capella Education Company and the Company's acquisition of Torrens University and associated assets in Australia and New Zealand.

(3)	Reflects severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring.
(4)	Reflects income recognized from the Company's investments in partnership interests and other investments.
(5)

Reflects tax impacts of the adjustments described above and discrete tax adjustments related to stock-based compensation and other adjustments, utilizing adjusted effective income tax rates of 28.5% and 29.2% for the three months ended March 31, 2020 and 2021, respectively.

(6)	Reflects foreign currency exchange impact related to translating foreign currency results at a constant exchange rate of 0.743 Australian Dollars to U.S. Dollars, which is the 2021 budget rate.

STRATEGIC EDUCATION, INC.
UNAUDITED NON-GAAP SEGMENT REPORTING
(in thousands)

	For the three months ended
	March 31,
	2020	2021
Revenues:
U.S. Higher Education	$255,513	$226,547
Australia/New Zealand	—	51,265
Alternative Learning	9,789	12,524
Consolidated revenues	265,302	290,336

Adjustments to consolidated revenues:
U.S. Higher Education	—	—
Australia/New Zealand[1]	—	204
Alternative Learning	—	—
Total adjustments to consolidated revenues	—	204

Adjusted revenues by segment:
U.S. Higher Education	255,513	226,547
Australia/New Zealand	—	51,469
Alternative Learning	9,789	12,524
Adjusted consolidated revenues	$265,302	$290,540

Income (loss) from operations:
U.S. Higher Education	$56,743	$47,754
Australia/New Zealand	—	(2,949)
Alternative Learning	6,397	5,881
Amortization of intangible assets	(15,417)	(19,407)
Merger and integration costs	(3,764)	(1,012)
Restructuring costs	—	(18,267)
Consolidated income from operations	43,959	12,000

Adjustments to consolidated income from operations:
Australia/New Zealand[1]	—	2,245
Amortization of intangible assets	15,417	19,407
Merger and integration costs	3,764	1,012
Restructuring costs	—	18,267
Total adjustments to consolidated income from operations	19,181	40,931

Adjusted income (loss) from operations by segment:
U.S. Higher Education	56,743	47,754
Australia/New Zealand	—	(704)
Alternative Learning	6,397	5,881
Total adjusted income from operations	$63,140	$52,931
____________________

[1]Adjustments to the Australia/New Zealand segment revenue and loss from operations include a purchase accounting adjustment of $2.2 million to record acquired contract liabilities at fair value as a result of the Company's acquisition of Torrens University and associated assets in Australia and New Zealand, and foreign currency exchange impact of ($2.0) million related to translating foreign currency results at a constant exchange rate of 0.743 Australian Dollars to U.S. Dollars, which is the 2021 budget rate.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
(in thousands)

	For the three months ended
	March 31,
	2020	2021

Net income	$35,239	$9,577
Provision for income taxes	10,843	4,590
Other income	(2,123)	(2,167)
Depreciation and amortization	25,733	34,571
EBITDA (1)	69,692	46,571
Stock-based compensation	3,025	3,900
Merger and integration costs (2)	3,764	1,012
Restructuring costs (3)	—	16,231
Cloud computing amortization (4)	—	641
Contract liability adjustment (5)	—	2,223
Foreign currency exchange impact (6)	—	22
Adjusted EBITDA (1)	$76,481	$70,600
(1)

Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.

(2)

Reflects transaction and integration charges associated with the Company's merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.

(3)

Reflects severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring. Excludes $2.0 million of depreciation and amortization expense for the three months ended March 31, 2021.

(4)	Reflects amortization expense associated with deferred implementation costs incurred in cloud computing arrangements.
(5)

Reflects a purchase accounting adjustment to record acquired contract liabilities at fair value as a result of the Company's acquisition of Torrens University and associated assets in Australia and New Zealand.

(6)	Reflects foreign currency exchange impact related to translating foreign currency results at a constant exchange rate of 0.743 Australian Dollars to U.S. Dollars, which is the 2021 budget rate.

Contacts

Terese Wilke
Manager, Investor Relations
Strategic Education, Inc.
(612) 977-6331
terese.wilke@strategiced.com